UNIVEST FINANCIAL CORPORATION C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UVSP2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON You may attend the meeting in person and vote during the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                      KEEP THIS PORTION FOR YOUR RECORDS
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                                      DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVEST FINANCIAL CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
UNIVEST'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" UNDER ITEM 1.	[]	[]	[]
1. Election of Four Class III Directors
01) Joseph P. Beebe
02) Natalye Paquin
03) Anne Vazquez
04) Robert C. Wonderling

UNIVEST'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 2 AND 3.					For	Against	Abstain
2. Ratification of KPMG LLP as our independent registered public accounting firm for 2026					[]	[]	[]
3. Approval of, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement					[]	[]	[]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

UNIVEST FINANCIAL CORPORATION
14 North Main Street, P.O. Box 197, Souderton, Pennsylvania 18964
REVOCABLE PROXY
ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 2026

The Annual Meeting of Shareholders of Univest Financial Corporation (the "Annual Meeting") will be held on Thursday, April 23, 2026, at 11:30 a.m., local time, at the Indian Valley Country Club, 650 Bergey Road, Telford, Pennsylvania 18969. A luncheon will begin following the Annual Meeting. Additionally, you will have the option to attend the Annual Meeting virtually.

You are entitled to attend the Annual Meeting in-person or virtually, if you were a shareholder of record as of the close of business on February 6, 2026 or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting virtually, you must go online to www.virtualshareholdermeeting.com/UVSP2026 and enter the control number that is printed in the box marked by the arrow on this proxy card. You may vote electronically during the Annual Meeting by following the instructions available on the meeting website during the meeting.

IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF UNIVEST FINANCIAL CORPORATION
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 2026.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 13, 2026, hereby appoints Megan Duryea Santana, Esq., Secretary, as proxy, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Univest Financial Corporation (the "Corporation") that the undersigned would be entitled to vote if present at the 2026 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in her discretion on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 23, 2026.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted: FOR the election of the nominees for Director (these nominees are Joseph P. Beebe, Natalye Paquin, Anne Vazquez and Robert C. Wonderling); FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2026; and FOR the approval of, on an advisory (non-binding) basis, the compensation of our named executive officers as presented in the Proxy Statement.